As filed with the Securities and Exchange Commission on February 20, 2015

File No. 333-162660
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

POST-EFFECTIVE AMENDMENT TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________

CHEVRON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-0890210 (I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road
San Ramon, California 94583-2324
(Address of Principal Executive Offices)
CHEVRON MINING INC. TAX DEFERRED SAVINGS PLAN FOR THE NORTH RIVER MINE
CHEVRON MINING INC. WESTERN WAGE AGREEMENTS 401(K) PLAN
(Full Title of the Plan)

Lydia I. Beebe, Esq.
Corporate Secretary and Chief Governance Officer
Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583-2324
Telephone: (925) 842-1000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Terry M. Kee, Esq. Brian M. Wong, Esq. Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero Center 22nd Floor San Francisco, California 94111-5998 Telephone: (415) 983-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-162660) filed on October 26, 2009 (the “Registration Statement”), pertaining to Common Stock of the Registrant, including plan interests, to be offered under the Chevron Mining Inc. Tax Deferred Savings Plan for the North River Mine and the Chevron Mining Inc. Western Wage Agreements 401(k) Plan. The undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on February 20, 2015.
CHEVRON CORPORATION
(Registrant)

By:
Matthew J. Foehr
Vice President and Comptroller